Exhibit 99.1
GERMAN AMERICAN BANCORP, INC.
NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

JANUARY 31, 2012	GERMAN AMERICAN BANCORP, INC. (GABC)

REPORTS RECORD 4TH QUARTER & YEAR-TO-DATE EARNINGS

Jasper, Indiana –January 31, 2012 -- German American Bancorp, Inc. (NASDAQ: GABC) reported record quarterly and annual earnings for both the fourth quarter and the year ended on December 31, 2011.  This record earnings performance marks the Company’s achievement of successive record quarters for each of the four quarters of 2011.  As further indication of the continuing trend of strong financial performance, the past four years have been the best four year period, in terms of reported annual earnings, in the Company’s 101 year history, and the Company’s return on average shareholder equity of 12.67% in 2011, represents the 7th consecutive year that German American has delivered double-digit returns on shareholders’ equity.

The Company’s 2011 net income of $20.2 million, or $1.61 per share, eclipsed by 33%, on a per share basis, its previous record annual net income of $13.4 million, or $1.21 per share reported in 2010.  The current year record fourth quarter earnings were $5.6 million, or $0.44 per share, an increase of approximately 7% from the third quarter results of $5.2 million, or $0.41 per share.

This record 2011 performance was driven both by significant organic deposit growth in the Company’s core operations within its existing markets and by its expansion into the Evansville, Indiana market in connection with the acquisition of American Community Bancorp, Inc., and its banking subsidiary, the Bank of Evansville, that occurred as of January 1, 2011.

Commenting on the Company’s record performance, Mark A. Schroeder, Chairman & CEO, stated, “We are extremely pleased to be able to once again deliver upon our commitment to our customers and our shareholders to offer the very best in financial products and services throughout our Southern Indiana footprint in a safe, sound, and secure manner.  The achievement of this record level of performance over the course of the past four years during an extremely difficult economic period places German American among a very elite group of financial institutions nationwide.”

Schroeder continued, “Our sole focus is on our clients located throughout Southern Indiana, and we recognize that our past, present, and future success as an organization is explicitly linked to the financial well-being of those clients and to the prosperity of the Southern Indiana communities in which we do business.  We are extremely grateful for the economic strength and stability of the Southern Indiana market area and we are very pleased with the growing acceptance of German American by the businesses and consumers throughout our footprint. Within our historic, legacy markets, we’ve enjoyed a very strong level of organic deposit growth during the past year, and our presence has been extremely well received by a growing base of new clients in the Evansville and Bloomington, Indiana markets.”

The Company also announced that its Board of Directors declared its regular quarterly cash dividend of $0.14 per share which will be payable on February 20, 2012 to shareholders of record as of February 10, 2012.

GERMAN AMERICAN BANCORP, INC.
NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

Balance Sheet Highlights

Total assets for the Company increased to $1.874 billion at December 31, 2011, representing an increase $497.9 million compared with year-end 2010.  The increase during 2011 was attributable primarily to both the acquisition of American Community Bancorp, Inc. (“American Community”) and its banking subsidiary the Bank of Evansville effective January 1, 2011 and an increase in the Company’s core deposit base from across its entire market area.  American Community’s total assets at the time of acquisition totaled approximately $340.3 million.

The Company’s investment portfolio increased by approximately $169.2 million to $517.5 million during 2011.  The investment portfolio growth was largely driven by continued growth in the Company’s core deposit base from its existing market area and to a lesser extent from the securities portfolio held by the Bank of Evansville.

December 31, 2011 loans outstanding increased approximately $8.7 million, or approximately 3% on an annualized basis, compared with the quarter ended September 30, 2011, and approximately $204.8 million, or 22% from year-end 2010.  The loans acquired from American Community totaled approximately $218.9 million at the time of acquisition.

German American Bancorp, Inc.
Balance Sheet Highlights
Q4 2011 Earnings Release

End of Period Loan Balances	12/31/11	09/30/11	12/31/10
(dollars in thousands)

Commercial & Industrial Loans	$293,172	$290,519	$218,443
Commercial Real Estate Loans	452,071	450,596	339,555
Agricultural Loans	167,693	157,310	165,166
Consumer Loans	124,479	126,648	118,244
Residential Mortgage Loans	86,134	89,741	77,310
	$1,123,549	$1,114,814	$918,718

Non-performing assets totaled $20.6 million at December 31, 2011 compared to $17.8 million of non-performing assets at September 30, 2011 and $13.3 million at year-end 2010.  Non-performing assets represented 1.10% of total assets at December 31, 2011 compared to 0.95% of total assets at September 30, 2011, and compared to 0.97% at December 31, 2010.  Non-performing loans totaled $18.3 million at December 31, 2011 compared to $14.8 million at September 30, 2011, and compared to $11.2 million of non-performing loans at year-end 2010.  Non-performing loans represented 1.63% of total loans at year-end 2011 compared with 1.33% of total outstanding loans at September 30, 2011 and 1.22% of total loans outstanding at December 31, 2010.

The increase in non-performing loans during the fourth quarter of 2011 was largely the result of two commercial loan relationships.  The first relationship was an approximately $3.5 million commercial real estate loan secured by various commercial real estate properties.  The second relationship was an approximately $2.3 million loan secured by business assets of a mechanical contractor.

GERMAN AMERICAN BANCORP, INC.
NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

Non-performing Assets
(dollars in thousands)
	12/31/11	9/30/11	12/31/10
Non-Accrual Loans	$17,857	$14,331	$10,150
Past Due Loans (90 days or more)	-	-	671
Restructured Loans	409	420	396
Total Non-Performing Loans	18,266	14,751	11,217
Other Real Estate	2,343	3,004	2,095
Total Non-Performing Assets	$20,609	$17,755	$13,312

The Company’s allowance for loan losses totaled $15.3 million at December 31, 2011 representing an increase of $146,000 or 4% on an annualized basis from September 30, 2011 and an increase of $2.0 million or 15% compared with year-end 2010.  The allowance for loan losses represented 1.37% of period end loans at December 31, 2011 compared with 1.36% of period-end loans at September 30, 2011 and compared with 1.45% at December 31, 2010.  Under acquisition accounting treatment, loans acquired are recorded at fair value which includes a credit risk component, and therefore the allowance on loans acquired is not carried over from the seller.  As of December 31, 2011, the Company held a discount on acquired loans of $6.4 million which includes loans acquired in the American Community acquisition and loans acquired in a branch acquisition completed in the second quarter of 2010.

Total deposits increased $2.4 million or approximately 1% on an annualized basis, as of year-end 2011 compared with September 30, 2011 total deposits and increased by approximately $468.9 million or 43% compared with year-end 2010.  American Community’s deposits totaled approximately $302.7 million at the time of acquisition.

End of Period Deposit Balances	12/31/11	09/30/11	12/31/10
(dollars in thousands)

Non-interest-bearing Demand Deposits	$282,335	$272,846	$184,204
IB Demand, Savings, and MMDA Accounts	899,584	881,424	541,532
Time Deposits < $100,000	273,663	283,321	272,964
Time Deposits > $100,000	100,616	116,187	88,586
	$1,556,198	$1,553,778	$1,087,286

GERMAN AMERICAN BANCORP, INC.
NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

Results of Operations Highlights – Year ended December 31, 2011

Net income for the year ended December 31, 2011 totaled $20,249,000 or $1.61 per share, an increase of $6,844,000 or approximately 51% and 33% on a per share basis, from the year ended December 31, 2010 net income of $13,405,000 or $1.21 per share.  The results of operations during 2011 were inclusive of the operations of American Community Bancorp, Inc. and its banking subsidiary, the Bank of Evansville, which was acquired effective January 1, 2011.

Summary Average Balance Sheet
(Tax-equivalent basis / dollars in thousands)

	Year Ended December 31, 2011			Year Ended December 31, 2010

	Principal Balance	Income/ Expense	Yield/ Rate	Principal Balance	Income/ Expense	Yield/ Rate
Assets
Federal Funds Sold and Other Short-term Investments	$85,217	$216	0.25%	$41,020	$76	0.19%
Securities	499,359	16,482	3.30%	294,754	11,387	3.86%
Loans and Leases	1,114,181	64,684	5.81%	906,127	53,540	5.91%
Total Interest Earning Assets	$1,698,757	$81,382	4.79%	$1,241,901	$65,003	5.23%

Liabilities
Demand Deposit Accounts	$256,544			$173,091
IB Demand, Savings, and MMDA Accounts	$870,652	$4,314	0.50%	$518,965	$1,688	0.33%
Time Deposits	394,008	7,672	1.95%	354,239	8,873	2.50%
FHLB Advances and Other Borrowings	126,922	4,194	3.30%	150,737	4,961	3.29%
Total Interest-Bearing Liabilities	$1,391,582	$16,180	1.16%	$1,023,941	$15,522	1.52%

Cost of Funds			0.95%			1.25%
Net Interest Income		$65,202			$49,481
Net Interest Margin			3.84%			3.98%

GERMAN AMERICAN BANCORP, INC.
NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

During the year ended December 31, 2011, net interest income totaled $63,981,000 representing an increase of $15,310,000 or 31% from the year ended December 31, 2010 net interest income of $48,671,000.  The tax equivalent net interest margin for the year ended December 31, 2011 was 3.84% compared to 3.98% in 2010.  The increased net interest income was largely the result of a higher level of earning assets largely driven by growth in the Company’s core deposit base and the acquisition of American Community. The decline in the net interest margin expressed as a percentage was largely the result of the Company carrying a higher level of federal funds sold and other short-term investments during 2011 compared with 2010 and an increased securities portfolio driven by an increase in the Company’s core deposit base.  This core deposit increase was the result of the acquisition of American Community and growth from the Company’s existing branch network.

The provision for loan loss totaled $6,800,000 during the year ended December 31, 2011 representing an increase of $1,575,000 or 30% from the year ended December 31, 2010.  During 2011, the provision for loan loss represented approximately 61 basis points of average loans while net charge-offs represented approximately 43 basis points of average loans.

During the year ended December 31, 2011, non-interest income increased approximately 27% from the year ended December 31, 2010.

	Year Ended	Year Ended
Non-interest Income	12/31/11	12/31/10
(dollars in thousands)

Trust and Investment Product Fees	$2,145	$1,582
Service Charges on Deposit Accounts	4,154	4,065
Insurance Revenues	5,819	5,347
Company Owned Life Insurance	1,100	806
Interchange Fee Income	1,501	1,243
Other Operating Income	1,452	1,740
Subtotal	16,171	14,783
Net Gains on Sales of Loans	2,381	2,160
Net Gain (Loss) on Securities	3,024	-
Total Non-interest Income	$21,576	$16,943

Trust and investment product fees increased $563,000 or 36% during the year ended December 31, compared with the same period of 2010.  The increase was attributable to both increased retail brokerage revenues and increased trust revenues.  Insurance revenues increased approximately $472,000 or 9% during 2011 compared with the year ended December 31, 2010, as a result of increased contingency revenue during 2011.  Company owned life insurance revenue increased $294,000, or 36%, during the year ended December 31, 2011 as compared with the same period of the prior year.  The increase was primarily attributable to a 1035 exchange transaction on a portion of the Company’s portfolio and to the American Community acquisition.

GERMAN AMERICAN BANCORP, INC.
NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

Net interchange revenues related to debit cards increased $258,000, or 21%, during 2011 compared with 2010.  This increase was attributable to increased customer utilization and the American Community acquisition.  Other operating income declined $288,000, or 17%, during 2011 compared with 2010.  The decrease was largely related to a net loss on the sale and write-downs of other real estate during 2011 which totaled approximately $168,000 compared with a net gain during 2010 of approximately $147,000.

The Company realized net gains on the sale of securities of $3,024,000 during 2011 and did not have any net gains on the sale of securities during 2010.  The net gains were related to the sale of approximately $59.3 million of securities in the fourth quarter of 2011 and a gain of $1,045,000 during the first quarter of 2011 related to the acquisition accounting treatment of the existing equity ownership position the Company held in American Community at the time of acquisition.

During the year ended December 31, 2011, non-interest expense increased $9,421,000, or 23%, compared with the year ended December 31, 2010.  During 2011, non-interest expense attributable to the Bank of Evansville operations and the operations of the two other branches acquired during the second quarter of 2010 totaled approximately $7,003,000 compared with approximately $1,255,000 in 2010.  Other acquisition accounting items related to the acquisition of American Community totaled $2,868,000, including approximately $1,584,000 of non-recurring expense items.

	Year Ended	Year Ended
Non-interest Expense	12/31/11	12/31/10
(dollars in thousands)

Salaries and Employee Benefits	$27,992	$22,070
Occupancy, Furniture and Equipment Expense	7,198	6,083
FDIC Premiums	1,473	1,455
Data Processing Fees	2,092	1,411
Professional Fees	2,056	2,285
Advertising and Promotion	1,525	1,255
Intangible Amortization	1,956	898
Other Operating Expenses	6,490	5,904
Total Non-interest Expense	$50,782	$41,361

Salaries and benefits increased $5,922,000, or 27%, during 2011 compared with 2010.  The increase was attributable to the additional staffing as a result of the acquisition of American Community and the branch acquisition completed during the second quarter 2010.  Recurring salary and benefit costs associated with these acquisitions totaled approximately $3,677,000 during 2011 compared with $531,000 during 2010.  In addition, the year ended December 31, 2011 included approximately $875,000 of merger related salary and benefit costs.

GERMAN AMERICAN BANCORP, INC.
NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

The approximately 18% increase in occupancy, furniture and equipment expense was also primarily related to the costs of an additional five branches that resulted from the acquisition of American Community and the two branch acquisition completed during the second quarter 2010.  Data processing fees increased approximately $681,000 or 48% during 2011 compared with 2010.  The increase was largely related to running the Company’s existing core processing system and the Bank of Evansville’s core processing system during the first quarter of 2011 and other merger related costs associated with the acquisition of American Community.  The customers of the Bank of Evansville were moved to the Company’s core processing system during April 2011.

Intangible amortization increased $1,058,000, or 118%, during 2011 compared with 2010.  The increase was primarily related to amortization of core deposit intangible resulting from the acquisition of American Community and to a lesser extent the amortization of the core deposit intangible resulting from the acquisition of two branches in May 2010.

Results of Operations Highlights – Quarter ended December 31, 2011

Net income for the quarter ended December 31, 2011 totaled $5,573,000 or $0.44 per share, an increase of $406,000 or 8%, from the third quarter 2011 net income of $5,167,000 or $0.41 per share, and an increase of $2,421,000, or 77%, from the fourth quarter 2010 net income of $3,152,000 or $0.28 per share.  The results of operations in both the quarter ended December 31, 2011 and September 30, 2011 were inclusive of the operations of American Community Bancorp, Inc. and its banking subsidiary the Bank of Evansville, which was acquired effective January 1, 2011.

Summary Average Balance Sheet
(Tax-equivalent basis / dollars in thousands)

	Quarter Ended December 31, 2011			Quarter Ended September 30, 2011			Quarter Ended December 31, 2010

	Principal Balance	Income/ Expense	Yield /Rate	Principal Balance	Income/ Expense	Yield/ Rate	Principal Balance	Income/ Expense	Yield/ Rate
Assets
Federal Funds Sold and Other Short-term Investments	$62,502	$37	0.24%	$82,010	$48	0.23%	$61,349	$28	0.18%
Securities	587,788	4,451	3.03%	524,862	4,382	3.34%	323,674	2,857	3.53%
Loans and Leases	1,124,687	15,884	5.61%	1,110,637	15,993	5.72%	922,672	13,632	5.87%
Total Interest Earning Assets	$1,774,977	$20,372	4.56%	$1,717,509	$20,423	4.73%	$1,307,695	$16,517	5.02%

Liabilities
Demand Deposit Accounts	$277,361			$256,764			$194,254
IB Demand, Savings, and MMDA Accounts	$914,969	$820	0.36%	$879,435	$989	0.45%	$562,673	$399	0.28%
Time Deposits	390,787	1,702	1.73%	393,693	1,834	1.85%	361,160	2,222	2.44%
FHLB Advances and Other Borrowings	134,015	1,087	3.22%	128,356	1,079	3.34%	142,791	1,063	2.95%
Total Interest-Bearing Liabilities	$1,439,771	$3,609	0.99%	$1,401,484	$3,902	1.10%	$1,066,624	$3,684	1.37%

Cost of Funds			0.80%			0.90%			1.12%
Net Interest Income		$16,763			$16,521			$12,833
Net Interest Margin			3.76%			3.83%			3.90%

GERMAN AMERICAN BANCORP, INC.
NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

During the quarter ended December 31, 2011, net interest income totaled $16,407,000 representing an increase of $204,000, or 1%, from the quarter ended September 30, 2011 net interest income of $16,203,000 and an increase of $3,777,000, or approximately 30%, compared with the quarter ended December 30, 2010 net interest income of $12,630,000.  The tax equivalent net interest margin for the quarter ended December 31, 2011 was 3.76% compared to 3.83% in the third quarter of 2011 and 3.90% in the fourth quarter of 2010.  The relatively stable level of net interest income during the fourth quarter of 2011 compared with the third quarter of 2011 was the result of balance sheet growth driven by continued core deposit growth offset by a lower net interest margin.  The lower margin was related to continued historically low interest rates and the related pressure on earning asset yields.  The increased net interest income during the fourth quarter of 2011 compared with the fourth quarter of 2010 was driven by a higher level of earning assets resulting from both organic balance sheet growth and the acquisition of American Community.

The provision for loan loss totaled $2,900,000 during the quarter ended December 31, 2011 representing an increase of $1,600,000 or 123% from the quarter ended September 30, 2011 and an increase of $1,550,000 or 115% from the fourth quarter 2010.  During the fourth quarter of 2011, the provision for loan loss represented approximately 103 basis points of average loans on an annualized basis while net charge-offs represented approximately 98 basis points of average loans on an annualized basis.

During the quarter ended December 31, 2011, non-interest income totaled $6,640,000, an increase of $2,080,000 or 46%, compared with the quarter ended September 30, 2011, and an increase of $2,500,000, or 60%, compared with the fourth quarter of 2010.

	Quarter Ended	Quarter Ended	Quarter Ended
Non-interest Income	12/31/11	09/30/11	12/31/10
(dollars in thousands)

Trust and Investment Product Fees	$584	$602	$448
Service Charges on Deposit Accounts	1,019	1,120	991
Insurance Revenues	1,219	1,261	1,255
Company Owned Life Insurance	264	233	221
Interchange Fee Income	375	395	324
Other Operating Income	470	86	360
Subtotal	3,931	3,697	3,599
Net Gains on Sales of Loans	730	863	541
Net Gain (Loss) on Securities	1,979	-	-
Total Non-interest Income	$6,640	$4,560	$4,140

Other operating income increased $384,000 during the quarter ended December 31, 2011 compared with the third quarter of 2011 and $110,000, or 31%, compared with the fourth quarter of 2010.  The increase in the fourth quarter of 2011 compared to both quarterly periods was related to the net loss on sales and write-down of other real estate which totaled approximately $294,000 during the third quarter of 2011 and $74,000 during the fourth quarter of 2010.  During the fourth quarter 2011, a net gain on the sale of other real estate of $26,000 was realized.

GERMAN AMERICAN BANCORP, INC.
NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

During the fourth quarter of 2011 the Company realized a net gain on the sale of securities of $1,979,000.  The gain was related to the sale of approximately $59.3 million of securities, partially offset by an approximately $110,000 other than temporary impairment charge on the Company’s portfolio of non-controlling investments in other banking organizations.

During the quarter ended December 31, 2011, non-interest expense totaled $12,636,000, an increase of $631,000, or 5%, compared with the quarter ended September 30, 2011, and an increase of $1,884,000, or 18%, compared with the fourth quarter of 2010.

	Quarter Ended	Quarter Ended	Quarter Ended
Non-interest Expense	12/31/11	09/30/11	12/31/10
(dollars in thousands)

Salaries and Employee Benefits	$7,182	$6,687	$5,763
Occupancy, Furniture and Equipment Expense	1,739	1,763	1,572
FDIC Premiums	282	295	412
Data Processing Fees	271	321	357
Professional Fees	426	526	542
Advertising and Promotion	525	383	363
Intangible Amortization	461	480	171
Other Operating Expenses	1,750	1,550	1,572
Total Non-interest Expense	$12,636	$12,005	$10,752

Salaries and benefits increased $495,000, or 7%, during the quarter ended December 31, 2011 compared with the third quarter of 2011 and increased $1,419,000, or approximately 25%, compared with the fourth quarter of 2010.  The increase during the fourth quarter of 2011 compared with the third quarter of 2011 was largely attributable to year-end incentive plan costs and the addition of certain key management positions during the quarter. The increase during the quarter ended December 31, 2011, compared with the fourth quarter of 2010 was primarily attributable to an increased staff size related to the acquisition of American Community.

Occupancy, furniture and equipment expense remained relatively stable during the fourth quarter of 2011 compared with the third quarter of 2011 and increased approximately 11% compared with the fourth quarter of 2010.  This increase in occupancy, furniture and equipment expense was primarily related to the acquisition of American Community and the costs associated with three additional branch locations.

Intangible amortization remained stable during the quarter ended December 31, 2011 compared with the third quarter 2011 and increased $290,000 or 170% compared with the fourth quarter of 2010.  The increase was primarily related to amortization of core deposit intangible resulting from the acquisition of American Community.

GERMAN AMERICAN BANCORP, INC.
NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

About German American

German American Bancorp, Inc., is a NASDAQ-traded (symbol: GABC) financial services holding company based in Jasper, Indiana.  German American, through its banking subsidiary German American Bancorp, operates 34 retail banking offices in 12 contiguous southern Indiana counties. The Company also owns a trust, brokerage, and financial planning subsidiary (German American Financial Advisors & Trust Company) and a full line property and casualty insurance agency (German American Insurance, Inc.).

Cautionary Note Regarding Forward-Looking Statements

The Company’s statements in this press release regarding the continuing growth and expansion of the Company’s business and the continuation of its trend of record-setting financial performance could be deemed to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Readers are cautioned that, by their nature, forward-looking statements are based on assumptions and are subject to risks, uncertainties, and other factors. Actual results and experience could differ materially from the anticipated results or other expectations expressed or implied by these forward-looking statements as a result of a number of factors, including but not limited to, those discussed in the press release. Factors that could cause actual experience to differ from the expectations implied in this press release include the unknown future direction of interest rates and the timing and magnitude of any changes in interest rates; changes in competitive conditions; the introduction, withdrawal, success and timing of asset/liability management strategies or of mergers and acquisitions and other business initiatives and strategies; changes in customer borrowing, repayment, investment and deposit practices; changes in fiscal, monetary and tax policies; changes in financial and capital markets; deterioration in general economic conditions, either nationally or locally, resulting in, among other things, credit quality deterioration; capital management activities, including possible future sales of new securities, or possible repurchases or redemptions by the Company of outstanding debt or equity securities; risks of expansion through acquisitions and mergers, such as unexpected credit quality problems of the acquired loans or other assets, unexpected attrition of the customer base of the acquired institution or branches, and difficulties in integration of the acquired operations; factors driving impairment charges on investments; the impact, extent and timing of technological changes; litigation liabilities, including related costs, expenses, settlements and judgments, or the outcome of matters before regulatory agencies, whether pending or commencing in the future; actions of the Federal Reserve Board; changes in accounting principles and interpretations; potential increases of federal deposit insurance premium expense, and possible future special assessments of FDIC premiums, either industry wide or specific to the Company’s banking subsidiary; actions of the regulatory authorities under the Dodd-Frank Wall Street Reform and Consumer Protection Act and the Federal Deposit Insurance Act and other possible legislative and regulatory actions and reforms; and the continued availability of earnings and excess capital sufficient for the lawful and prudent declaration and payment of cash dividends.  Such statements reflect our views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the operations, results of operations, growth strategy and liquidity of the Company.  Readers are cautioned not to place undue reliance on these forward-looking statements.  It is intended that these forward-looking statements speak only as of the date they are made.  We do not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

GERMAN AMERICAN BANCORP, INC.
(unaudited, dollars in thousands except per share data)

Consolidated Balance Sheets

	December 31,	September 30,	December 31,
	2011	2011	2010

ASSETS
Cash and Due from Banks	$28,366	$32,581	$15,021
Short-term Investments	32,737	19,974	4,250
Interest-bearing Time Deposits with Banks	5,986	6,750	-
Investment Securities	517,534	584,041	348,351

Loans Held-for-Sale	21,485	10,009	11,850

Loans, Net of Unearned Income	1,120,993	1,112,554	917,236
Allowance for Loan Losses	(15,312)	(15,166)	(13,317)
Net Loans	1,105,681	1,097,388	903,919

Stock in FHLB and Other Restricted Stock	8,340	8,340	9,207
Premises and Equipment	37,706	37,264	25,974
Goodwill and Other Intangible Assets	23,211	23,977	12,459
Other Assets	92,721	50,759	44,857
TOTAL ASSETS	$1,873,767	$1,871,083	$1,375,888

LIABILITIES
Non-interest-bearing Demand Deposits	$282,335	$272,846	$184,204
Interest-bearing Demand, Savings, and
Money Market Accounts	899,584	881,424	541,532
Time Deposits	374,279	399,508	361,550
Total Deposits	1,556,198	1,553,778	1,087,286

Borrowings	130,993	131,400	153,717
Other Liabilities	18,966	18,858	13,351
TOTAL LIABILITIES	1,706,157	1,704,036	1,254,354

SHAREHOLDERS' EQUITY
Common Stock and Surplus	107,633	107,426	80,402
Retained Earnings	49,434	45,624	36,232
Accumulated Other Comprehensive Income	10,543	13,997	4,900
TOTAL SHAREHOLDERS' EQUITY	167,610	167,047	121,534

TOTAL LIABILITIES AND
SHAREHOLDERS' EQUITY	$1,873,767	$1,871,083	$1,375,888

END OF PERIOD SHARES OUTSTANDING	12,594,258	12,593,524	11,105,583

BOOK VALUE PER SHARE	$13.31	$13.26	$10.94

GERMAN AMERICAN BANCORP, INC.
(unaudited, dollars in thousands except per share data)

Consolidated Statements of Income

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2011	2011	2010	2011	2010

INTEREST INCOME
Interest and Fees on Loans	$15,825	$15,933	$13,565	$64,445	$53,266
Interest on Short-term Investments and Time Deposits	37	48	28	216	76
Interest and Dividends on Investment Securities	4,154	4,124	2,721	15,500	10,851
TOTAL INTEREST INCOME	20,016	20,105	16,314	80,161	64,193

INTEREST EXPENSE
Interest on Deposits	2,522	2,823	2,621	11,986	10,561
Interest on Borrowings	1,087	1,079	1,063	4,194	4,961
TOTAL INTEREST EXPENSE	3,609	3,902	3,684	16,180	15,522

NET INTEREST INCOME	16,407	16,203	12,630	63,981	48,671
Provision for Loan Losses	2,900	1,300	1,350	6,800	5,225
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	13,507	14,903	11,280	57,181	43,446

NON-INTEREST INCOME
Net Gain on Sales of Loans	730	863	541	2,381	2,160
Net Gain (Loss) on Securities	1,979	-	-	3,024	-
Other Non-interest Income	3,931	3,697	3,599	16,171	14,783
TOTAL NON-INTEREST INCOME	6,640	4,560	4,140	21,576	16,943

NON-INTEREST EXPENSE
Salaries and Benefits	7,182	6,687	5,763	27,992	22,070
Other Non-interest Expenses	5,454	5,318	4,989	22,790	19,291
TOTAL NON-INTEREST EXPENSE	12,636	12,005	10,752	50,782	41,361

Income before Income Taxes	7,511	7,458	4,668	27,975	19,028
Income Tax Expense	1,938	2,291	1,516	7,726	5,623

NET INCOME	$5,573	$5,167	$3,152	$20,249	$13,405

EARNINGS PER SHARE & DILUTED EARNINGS PER SHARE	$0.44	$0.41	$0.28	$1.61	$1.21

WEIGHTED AVERAGE SHARES OUTSTANDING	12,593,779	12,593,521	11,105,323	12,581,646	11,098,836
DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING	12,600,997	12,598,212	11,114,793	12,587,748	11,104,887

GERMAN AMERICAN BANCORP, INC.
(unaudited, dollars in thousands except per share data)

		Three Months Ended			Year Ended
		December 31,	September 30,	December 31,	December 31,	December 31,
		2011	2011	2010	2011	2010
EARNINGS PERFORMANCE RATIOS
	Annualized Return on Average Assets	1.17%	1.12%	0.90%	1.11%	1.01%
	Annualized Return on Average Equity	13.39%	12.74%	10.14%	12.67%	11.18%
	Net Interest Margin	3.76%	3.83%	3.90%	3.84%	3.98%
	Efficiency Ratio (1)	54.00%	56.95%	63.35%	58.52%	62.27%
	Net Overhead Expense to Average Earning Assets (2)	1.35%	1.73%	2.02%	1.72%	1.97%

ASSET QUALITY RATIOS
	Annualized Net Charge-offs to Average Loans	0.98%	0.33%	-0.12%	0.43%	0.32%
	Allowance for Loan Losses to Period End Loans	1.37%	1.36%	1.45%
	Non-performing Assets to Period End Assets	1.10%	0.95%	0.97%
	Non-performing Loans to Period End Loans	1.63%	1.33%	1.22%
	Loans 30-89 Days Past Due to Period End Loans	0.41%	0.39%	0.65%

SELECTED BALANCE SHEET & OTHER FINANCIAL DATA
	Average Assets	$1,902,182	$1,837,445	$1,399,100	$1,823,703	$1,330,540
	Average Earning Assets	$1,774,977	$1,717,509	$1,307,695	$1,698,757	$1,241,901
	Average Total Loans	$1,124,687	$1,110,637	$922,672	$1,114,181	$906,127
	Average Demand Deposits	$277,361	$256,764	$194,254	$256,544	$173,091
	Average Interest Bearing Liabilities	$1,439,771	$1,401,484	$1,066,624	$1,391,582	$1,023,941
	Average Equity	$166,492	$162,199	$124,329	$159,765	$119,867

	Period End Non-performing Assets (3)	$20,609	$17,755	$13,312
	Period End Non-performing Loans (4)	$18,266	$14,751	$11,217
	Period End Loans 30-89 Days Past Due (5)	$4,634	$4,340	$5,986

	Tax Equivalent Net Interest Income	$16,763	$16,521	$12,833	$65,202	$49,481
	Net Charge-offs during Period	$2,754	$914	$(267)	$4,805	$2,924

(1)	Efficiency Ratio is defined as Non-interest Expense divided by the sum of Net Interest Income, on a tax equivalent basis, and Non-interest Income.
(2)	Net Overhead Expense is defined as Total Non-interest Expense less Total Non-interest Income.
(3)	Non-performing assets are defined as Non-accrual Loans, Loans Past Due 90 days or more, Restructured Loans, and Other Real Estate Owned.
(4)	Non-performing loans are defined as Non-accrual Loans, Loans Past Due 90 days or more, and Restructured Loans.
(5)	Loans 30-89 days past due and still accruing.